Exhibit 99.1

                     GSI GROUP REPORTS THIRD QUARTER RESULTS

BILLERICA, MA October 25, 2005. GSI Group Inc., (Nasdaq: GSIG and TSX: GSI), a major supplier of precision motion components, lasers and laser systems, today announced financial results for the third quarter ended September 30, 2005. All data is expressed in U.S. GAAP and in U.S. dollars.

"GSI increased cash and investments by $15M this quarter, while gross margins and EPS remained relatively strong, on a lower revenue base indicative of our increased operating leverage" said Charles Winston, President and CEO of GSI Group Inc. "Although the semiconductor equipment segment of our business slowed this quarter, we are encouraged by stronger order activity and recent reports of industry utilization of IC equipment at 98% for test and assembly in September."

GROSS MARGINS AND EPS REMAIN STRONG ON A LOWER REVENUE BASE

     o Sales were $62.6 million for the third quarter of 2005, compared to $66.9 million in the previous quarter.

     o Gross margin for the quarter was 39% of sales compared with 41% in the prior quarter.

     o Net income was $2.0 million or $0.05 per diluted share for the third quarter, compared to net income of $3.1 million or $0.07 per diluted share in the previous quarter.

SEGMENTS MAINTAIN LEVERAGE BY MANAGING COSTS EFFECTIVELY

     o Precision Motion segment reported sales of $36.5 million, compared to $34.2 million in the previous quarter. Operating income was $5.5 million for the third quarter, an increase from $4.9 million in the previous quarter. Gross margin was 41% compared to 42% in the previous quarter.

     o The Systems segment reported sales of $17.9 million, compared to $23.7 million during the previous quarter. The segment contributed an operating profit of $0.7 million for the third quarter, as compared to $3.1 million in the previous quarter. Gross margin was 35% as compared to 39% during the previous quarter.

     o Laser segment reported sales of $10.0 million, compared to $11.4 million during the previous quarter. The segment had operating income of $0.1 million in the third quarter versus $0.8 million in the previous quarter. Gross margin was 34% in the third quarter, compared to 36% during the previous quarter.

OTHER KEY METRICS

     o Cash, cash equivalents and marketable investments increased $15.2 million to $93.5 million, from $78.3 million in the prior quarter. This was primarily driven by the collection of $8.6 million in accounts receivable from several major semiconductor accounts and $5.8 million from the sale of a facility in Michigan.

     o Book to bill ratio was .97, down slightly from 1.04 in the prior quarter.

     o Backlog decreased 3% to $59.8 million, compared to $61.6 million in the previous quarter.

     o Bookings were $60.8 million for the quarter, a decrease of $8.8 million from the previous quarter.

     o Geographically, sales for the third quarter of 2005 were as follows: approximately 38% in the Americas, 43% in Asia & Japan and 19% in Europe.

GSI VOLUNTARILY DELISTS FROM TSX

          GSI Group Inc. is also voluntarily withdrawing the listing of its stock under the ticker symbol GSI, from the Toronto Stock Exchange. The delisting will be effective as of the close of trading on November 1, 2005. The move was prompted by the recent cost containment initiative and the fact that the company no longer maintains offices, division personnel or operations in Canada. GSI Group Inc. will remain as a Canadian domiciled company and shares will continue to be able to be purchased and sold on the Nasdaq exchange under the existing ticker symbol GSIG.

DIAL IN: OCTOBER 26TH AT 8:00AM EDT

GSI Group will host a conference call for investors at 8:00 a.m. Eastern Time on October 26th. To participate, call (913) 981-5543. A replay of the call will be available by dialing (719) 457-0820. Access code: 3414989. The conference call also will be broadcast live over the Internet in listen-only mode at www.gsig.com.

ABOUT GSI GROUP INC.

GSI Group Inc. supplies precision motion control products, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Group Inc's common shares are listed on Nasdaq (GSIG) and The Toronto Stock Exchange (GSI).

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

GSI-G

For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext.
6170)

                                 GSI GROUP INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                                              SEPTEMBER     JULY 1,
                                                                              30, 2005       2005
                                                                             ----------   ----------
                                  ASSETS
Current
    Cash and cash equivalents                                                $   84,170   $   64,014
    Short-term investments                                                        9,283       14,256
    Accounts receivable, less allowance of $1,327 (July 1, 2005 -- $1,269)       51,751       61,011
    Income taxes receivable                                                       1,280        1,586
    Inventories                                                                  63,010       63,977
    Deferred tax assets                                                          11,813       13,835
    Other current assets                                                         14,183        8,676
                                                                             ----------   ----------
         Total current assets                                                   235,490      227,355
Property, plant and equipment, net of accumulated
   depreciation of $20,716 (July 1, 2005 -- $27,482)                             38,263       45,261
Deferred tax assets                                                              19,994       17,789
Other assets                                                                      2,846        2,758
Long-term investments                                                               626          640
Intangible assets, net of amortization of $3,550 (July 1, 2005 -- $3,061)        16,199       16,821
Patents and acquired technology, net of
  amortization of $29,271 (July 1, 2005 -- $28,191)                              28,759       30,001
Goodwill                                                                         26,421       26,421
                                                                             ----------   ----------
                                                                             $  368,598   $  367,046
                                                                             ==========   ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current
    Accounts payable                                                         $   13,471   $   13,727
    Income taxes payable                                                          2,021        1,408
    Accrued compensation and benefits                                             9,621        8,805
    Other accrued expenses                                                       16,718       17,335
                                                                             ----------   ----------
         Total current liabilities                                               41,831       41,275
Deferred compensation                                                             2,530        2,490
Deferred tax liabilities                                                         10,566       10,884
Other liability                                                                      27           83
Accrued minimum pension liability                                                 9,278        9,471
                                                                             ----------   ----------
         Total liabilities                                                       64,232       64,203
Commitments and contingencies
Stockholders' equity
    Common shares, no par value; Authorized shares:
       unlimited; Issued and outstanding:
       41,614,421 (July 1, 2005 -- 41,581,447)                                  309,430      309,210
    Additional paid-in capital                                                    3,305        3,199
    Retained earnings (accumulated deficit)                                       3,308        1,266
    Accumulated other comprehensive loss                                        (11,677)     (10,832)
                                                                             ----------   ----------
         Total stockholders' equity                                             304,366      302,843
                                                                             ----------   ----------
                                                                             $  368,598   $  367,046
                                                                             ==========   ==========

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                                                THREE MONTHS ENDED
                                                                             -----------------------
                                                                              SEPTEMBER     JULY 1,
                                                                              30, 2005       2005
                                                                             ----------   ----------
Sales ....................................................................   $   62,600   $   66,850
Cost of goods sold .......................................................       37,909       39,168
                                                                             ----------   ----------
Gross profit .............................................................       24,691       27,682
Operating expenses:
  Research and development and engineering ...............................        6,141        6,368
  Selling, general and administrative ....................................       14,375       15,098
  Amortization of purchased intangibles ..................................        1,632        1,648
  Other (income) expense .................................................         (322)           4
                                                                             ----------   ----------
   Total operating expenses ..............................................       21,826       23,118
Income from operations ...................................................        2,865        4,564
  Other income ...........................................................           --            8
  Interest income ........................................................          521          387
  Interest expense .......................................................          (58)         (68)
  Foreign exchange transaction gains (losses) ............................         (352)         325
                                                                             ----------   ----------
Income before income taxes ...............................................        2,976        5,216
Income tax provision .....................................................          934        2,091
                                                                             ----------   ----------
Net income ...............................................................   $    2,042   $    3,125
                                                                             ==========   ==========
Net income per common share:
  Basic ..................................................................   $     0.05   $     0.08
  Diluted ................................................................   $     0.05   $     0.07
Weighted average common shares outstanding (000's) .......................       41,598       41,522
Weighted average common shares outstanding for
  diluted net income per common share (000's) ............................       41,965       41,728

                                 GSI GROUP INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                  (U.S. GAAP and in thousands of U.S. dollars)

                                                                                THREE MONTHS ENDED
                                                                             -----------------------
                                                                              SEPTEMBER     JULY 1,
                                                                              30, 2005       2005
                                                                             ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                                   $    2,042   $    3,125

Adjustments to reconcile net income to
cash provided by (used in) operating activities:

     (Gain) loss on disposal of assets                                               (4)           4
     Stock-based compensation                                                       106          (28)
     Depreciation and amortization                                                3,265        3,522
     Unrealized loss (gain) on derivatives                                            1          (93)
     Deferred income taxes                                                       (1,730)        (720)

Changes in current assets and liabilities:

     Accounts receivable                                                          8,627       (8,652)

     Inventories                                                                    473       (2,181)

     Other current assets                                                        (5,991)        (468)

     Accounts payable, accrued expenses, and taxes (receivable) payable           3,232       (2,637)
                                                                             ----------   ----------
Cash provided by (used in) operating activities                                  10,021       (8,128)
                                                                             ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:

     Acquisitions of businesses                                                      --          (71)

     Sale of assets                                                               5,809        1,550

     Additions to property, plant and equipment, net                               (881)      (1,132)
     Proceeds from sales and maturities of
       short-term and long-term investments                                       9,300        8,000
     Purchases of short-term and long-term investments                           (4,313)      (9,243)

     (Increase) in other assets                                                      (1)         (16)
                                                                             ----------   ----------
Cash provided by (used in) investing activities                                   9,914         (912)
                                                                             ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Issue of share capital                                                         298          273
                                                                             ----------   ----------
Cash provided by financing activities                                               298          273
                                                                             ----------   ----------
Effect of exchange rates on cash and cash equivalents                               (77)      (1,579)
                                                                             ----------   ----------
Increase (decrease) in cash and cash equivalents                                 20,156      (10,346)

Cash and cash equivalents, beginning of period                                   64,014       74,360
                                                                             ----------   ----------
Cash and cash equivalents, end of period                                     $   84,170   $   64,014
                                                                             ==========   ==========

                                 GSI GROUP INC.
                  CONSOLIDATED ANALYSIS BY SEGMENT (unaudited)
                           (thousands of U.S. dollars)

                                                                                THREE MONTHS ENDED
                                                                             -----------------------
                                                                              SEPTEMBER     JULY 1,
                                                                              30, 2005       2005
                                                                             ----------   ----------
SALES:
------
Precision Motion Group ...................................................   $   36,504   $   34,151
Laser Group ..............................................................       10,009       11,426
Laser Systems Group ......................................................       17,898       23,711
Intersegment sales elimination ...........................................       (1,811)      (2,438)
                                                                             ----------   ----------
Total ....................................................................   $   62,600   $   66,850
                                                                             ==========   ==========
GROSS PROFIT %:
---------------
Precision Motion Group ...................................................         41.3%        41.9%
Laser Group ..............................................................         33.6%        36.1%
Laser Systems Group ......................................................         35.1%        39.0%
Intersegment sales elimination ...........................................          1.3%        (0.4)%
Total ....................................................................         39.4%        41.4%

SEGMENT INCOME FROM OPERATIONS:
-------------------------------
Precision Motion Group ...................................................   $    5,480   $    4,872
Laser Group ..............................................................          108          803
Laser Systems Group ......................................................          712        3,146
                                                                             ----------   ----------
Total by segment .........................................................        6,300        8,821
Unallocated amounts:
  Corporate expenses .....................................................        3,640        4,227
  Amortization of purchased intangibles not allocated to a segment .......           26           26
  Other ..................................................................         (231)           4
                                                                             ----------   ----------
Income from operations ...................................................   $    2,865   $    4,564
                                                                             ==========   ==========

                                 GSI GROUP INC.
          CONSOLIDATED SALES ANALYSIS BY GEOGRAPHIC REGION (unaudited)
                           (millions of U.S. dollars)

                                             THREE MONTHS ENDED
                                 -----------------------------------------
                                  SEPTEMBER 30, 2005       JULY 1, 2005
                                 -------------------   -------------------
                                              % OF                  % OF
                                  SALES      TOTAL      SALES      TOTAL
                                 --------   --------   --------   --------
North America ................   $   24.0         38%  $   28.9         43%
Latin and South America ......        0.3         --        0.4          1
Europe (EMEA) ................       11.6         19       11.2         17
Japan ........................       11.0         18        9.0         13
Asia-Pacific, other ..........       15.7         25       17.4         26
                                 --------   --------   --------   --------
   Total .....................   $   62.6        100%  $   66.9        100%
                                 ========   ========   ========   ========